                                                                    Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION
                                       OF
                         OCEAN WEST HOLDING CORPORATION

     The undersigned, acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, adopts the following certificate of incorporation for such corporation (the "Corporation"):

     1.   Name.  The name of the Corporation is "Ocean West Holding
          ----
Corporation."

     2.   Purposes.  The purpose of the Corporation is to engage in any lawful
          --------
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     3.   Classes of Stock.  The total number of shares which the Corporation is
          ----------------
authorized to issue is 45,600,000 shares of which 30,000,000 shares shall be designated "Common Shares;" 5,000,000 shall be designated "Class B Common Shares;" 600,000 shall be designated "Class D Common Shares;" and 10,000,000 shall be designated "Preferred Shares," which shall initially have six series and for which the Board of Directors may designate additional series. The number of Class D Common Shares authorized shall not exceed 2% of the number of Common Shares authorized. All shares of stock of the Corporation shall have a par value of $0.01 per share. No holder of shares of any class of stock of the Corporation now or hereafter authorized shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation; except that, holders of Class B Common Shares shall have preemptive rights with respect to the issuance of Class B Common Shares only. In addition, the Corporation shall not sell or offer to sell any Class B Common Shares without the prior approval of the holders of a majority of the issued and outstanding Class B Common Shares.

     4.   Cumulative Voting.  So long as required under California law and the
          -----------------
Corporation is subject to such law, with respect to the election of directors only, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shares are normally entitled or distribute the votes on the same principle among as many candidates as the shareholder determines; provided, however, that no shareholder shall be entitled to cumulate votes as described in this paragraph unless each such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes. If any shareholder has given notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of shares entitled to vote up the number of directors to be elected by such shares are elected. To the extent or at such time as not required by

California law, no holder of shares of any class of stock of the Corporation shall be entitled to cumulative voting.

     5.   Common and Class B Common Shares.  The Common Shares and the Class B
          --------------------------------
Common Shares shall be identical in all respects and have equal rights and privileges, except as otherwise provided in this certificate. The relative rights, preferences and limitations of the shares of each class are as follows:

          (a)  Dividends.  Except as provided in subparagraph 5(b), the
               ---------
Corporation shall not pay any dividends during any fiscal year to the holders of Class B Common Shares, unless and until the Corporation shall have paid the holders of Common Shares a dividend of not less than $0.05 per share during such year, and in addition, unless the Corporation shall also pay the holders of Common Shares a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Shares during such year. The Corporation may pay dividends to holders of Common Shares in excess of dividends paid, or without paying dividends, to holders of Class B Common Shares. The dividend preference for Common Shares shall not be cumulative.

          (b)  Share Distribution.  The Corporation shall make a share
               ------------------
distribution of Class B Common Shares or Common Shares only as follows: (i) Common Shares may only be distributed as a stock dividend on Common Shares and Class B Common Shares may only be distributed as a stock dividend on Class B Common Shares; except that, prior to the issuance of any Common Shares, Common Shares may be distributed as a stock dividend on Class B Common Shares; and (ii) if a stock dividend is declared with respect to either Common Shares or Class B Common Shares, a stock dividend of the same number of shares shall be declared with respect to the other of such classes.

          (c)  Stock Combinations or Splits.  The Corporation shall not combine
               ----------------------------
or subdivide either Common Shares or Class B Common Shares without at the same time making a proportionate combination or subdivision of shares of the other of such classes.

          (d)  Voting.  Each holder of Common Shares and Class B Common Shares
               ------
shall be entitled to one vote for each share of stock registered in such shareholder's name, except that, (i) the holders shall have the cumulative voting rights with respect to the election of directors described in paragraph 4 and (ii) the holders of Class B Common Shares shall have exclusive voting power if no Common Shares, Class D Common Shares or voting Preferred Shares are issued and outstanding and holders of Common Shares, Class D Common Shares and voting Preferred Shares shall have exclusive voting power if no shares of Class B Common Shares are issued and outstanding. In all other cases, voting power shall be divided between such classes as follows:

               (i) With respect to the election of directors, holders of Common Shares together with the holders of Class D Common Shares and voting Preferred Shares voting together as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the board of directors and, if such 25% is not a whole number, then the holders of Common Shares, Class D Common Shares and voting Preferred Shares shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership.

Holders of Class B Common Shares voting as a separate class shall be entitled to elect the remaining directors.

               (ii) The holders of Common Shares, Class D Common Shares and voting Preferred Shares shall be entitled to vote together as a separate class on the removal, with or without cause, of any director elected by such holders and the holders of Class B Common Shares shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Shares. However, so long as required by California law, no director may be removed (unless the entire board is removed) when the number of votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes are cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

               (iii) Any vacancy in the office of a director elected by the holders of the Common Shares, Class D Common Shares and voting Preferred Shares may be filled by a vote of such holders voting together as a separate class and any vacancy in the office of a director elected by the holders of the Class B Common Shares may be filled by a vote of such holders voting as a separate class. In the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the bylaws of the Corporation. If permitted by the bylaws, the board of directors may increase the number of directors and any vacancy so created may be filled by the board of directors; provided that, so long as the holders of Common Shares, Class D Common Shares and voting Preferred Shares have the rights provided in subparagraph 5(d) of this certificate in respect of the last preceding annual meeting of stockholders, the board of directors may be so enlarged by the board of directors only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of the Common Shares, Class D Common Shares and voting Preferred Shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Common Shares, Class D Common Shares and voting Preferred Shares.

          (iv) Notwithstanding the foregoing, holders of Common Shares, Class D Common Shares and voting Preferred Shares shall not have the right to elect directors as set forth above if, on the record date for any stockholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes. In such case, all directors to be elected at such meeting shall be elected by the holders of all voting shares voting together as a single class.

          (v) The holders of the Common Shares and the holders of the Class B Common Shares shall be entitled to vote as separate classes only when required by law to do so irrespective of the limitations placed herein on the voting rights of such stockholders, or when a separate class vote is required by specific provision therefor in this certificate of incorporation or in the bylaws of the Corporation. Holders of all voting shares shall vote as a single class, in all other matters including, but not limited to, any amendment to this certificate in order to increase or decrease the aggregate number of authorized shares of Common Stock, Class D Common Stock or Preferred Stock.

          (e)  Conversion.  Each holder of record of Class B Common Shares, in
               ----------
such holder's sole discretion and at such holder's option, may convert any whole number or all of such holder's Class B Common Shares into fully paid and non-assessable Common Shares at the rate (subject to adjustment as hereinafter provided) of one Common Share for each Class B Common Share surrendered for conversion. Any such conversion may be effected by surrendering the certificate or certificates for the Class B Common Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert all or a specified number of Class B Common Shares and stating the name or names in which the certificate or certificates for such Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date. No fraction of a Common Share shall be issued on conversion of any Class B Common Share. In lieu thereof, the Corporation shall pay the holder the fair market value of any such fraction in cash. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Shares are traded or, if the Common Shares are not then listed on any national securities exchange, the average of the closing bid and asked prices for the day quoted by any electronic bulletin board), or, in the case of non-publicly traded securities, the fair market value on such day determined by a qualified independent appraiser appointed by the board of directors of the Corporation. Any such determination of fair market value shall be conclusive and binding on the Corporation and on each holder of Class B Common Shares and Common Shares.

          (f)  Liquidation.  Holders of issued and outstanding Common Shares
               -----------
shall have preference over the Class B Common Shares upon the voluntary or involuntary liquidation of the Corporation, but only to the extent that the holders of Common Shares be paid the par value of such shares prior to any distribution being made to the holders of Class B Common Shares. In such case, after receiving the par value of their shares, the holders of Common Shares shall receive no further distribution unless and until each holder of Class B Common Shares has received the par value of each share held and a sum equal to the distribution made on each Common Share for which the holders of Class B Common Shares have not received a like amount.

     6.   Class D Common Shares.  Class D Common Shares shall be identical to
          ---------------------
Common Shares and have equal rights and privileges, except as otherwise set forth below:

          (a)  Issuance.  The board of directors, by resolution, may authorize
               --------
the issuance of Class D Common Shares; provided that, each resolution authorizing the issuance of Class D Common Shares shall provide a formula under which the shares issued may be converted into Common Shares. In no case shall the board of directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class D Common Share.

          (b)  Transfer.  Class D Common Shares shall be non-transferable.
               --------

          (c)  Conversion.  The board of directors shall decide, in its sole
               ----------
discretion, if a holder of record of Class D Common Shares is deemed to have met any conditions placed upon the conversion of the holder's Class D Common Shares into Common Shares. Any such conversions may be effected by surrendering the certificate or certificates for the Class D Common Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert such Class D Common Shares and stating the name or names in which the certificate or certificates for Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date. At the close of business on the fifth anniversary of the date of the resolution authorizing the issuance of any Class D Common Shares, issued and outstanding but unconverted Class D Common Shares which are eligible for conversion shall be deemed to have been converted at the rate of one fully paid and non-assessable Common Share for one Class D Common Share and, commencing at the close of business on such anniversary, the record holder of such Class D Common Shares shall be treated for all purposes as the record holder of the Common Shares issuable on such conversion.

     7.   Preferred Shares.  The board of directors, by resolution, shall have
          ----------------
the authority to issue, in one or more series, Preferred Shares, having such preferences, rights and limitations as are established by the board of directors. However, the voting rights, if any, of one Preferred Share shall not exceed the voting rights of one Common Share. The Corporation shall initially have six series of Preferred Shares which shall have the number of authorized shares and the preferences, rights and limitations described below:

          (a)  Preferred Shares - Series C.  The Corporation shall be authorized
               ---------------------------
to issue 1,000 Preferred Shares - Series C which shares shall have the following preferences, rights and limitations:

               (i) Each Series C Preferred Share shall have a stated value of $100 per share. The holders of the shares shall be entitled to receive in liquidation $100 per share plus an amount equal to an annual rate of return of 12% on the stated value calculated from the date of issuance of Preferred Stock-Series C by Ocean West Enterprises, Inc in 1993 which shares were exchanged for the Preferred Shares - Series C less any dividends paid on such shares or on the shares of Ocean West Enterprises, Inc. which were exchanged for the shares and the Series C Preferred Shares shall have a liquidation preference to the extent of such amount over Common Shares, Class B Common Shares, Class D Common Shares, Preferred Shares - Series E, Preferred Shares - Series F, Preferred Shares - Series G, Preferred Shares - Series I and Preferred Shares - Series L.

               (ii) Holders of Preferred Shares - Series C shall be entitled to the same voting rights as holders of Common Shares.

               (iii) The Corporation may redeem all or a portion of the Preferred Shares -Series C at any time upon written notice for a redemption price equal to the stated value of such shares plus an amount equal to an annual rate of return of 12% on the stated value calculated from the date of the issuance of Preferred Stock - Series C by Ocean West Enterprises, Inc. in 1993 which shares were exchanged for the Preferred Shares - Series C less any dividends paid on such shares or on the shares of Ocean West Enterprises, Inc. which were exchanged for the shares.

               (iv) As long as any Preferred Shares - Series C are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series C: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series C and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series C; or (3) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

          (b)  Preferred Shares - Series E.  The Corporation shall be authorized
               ---------------------------
to issue 680 Preferred Shares - Series E which shares shall have the following preferences, rights and limitations:

               (i) Such Series E Preferred Share shall have a stated value of $250 per share. The holders of the shares shall be entitled to receive in liquidations $250 plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which are exchanged for the Preferred Shares - Series E) and the Series E Preferred Shares shall have a liquidation preference over Common Shares, Class B Common Shares, Class D Common Shares, Preferred Shares - Series F, Preferred Shares - Series G, Preferred Shares - Series I and Preferred
Shares - Series L, but shall be subject to the preference in liquidation of Preferred Shares - Series C.

               (ii) Holders of Preferred Shares - Series E shall be entitled to annual cumulative dividends of $45.00 per share (18% of $250) payable in equal monthly installments on or before the fifth day of each month.

               (iii) Holders of Preferred Shares - Series E shall be entitled to the same voting rights as holders of Common Shares.

               (iv) The Corporation may redeem all or a portion of the Preferred Shares -Series E at any time upon written notice with payment for such shares to be made in immediately available funds within thirty days of notice. The redemption price shall be the stated value plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which were exchanged for the Preferred Shares -Series E).

               (v) Prior to transfer of any Preferred Shares - Series E, holders of such shares must first give written notice to the Corporation stating the name and address of the proposed transferee, the number of shares to be transferred, the price per share and the proposed terms of payment. During the thirty day period following the Corporation's receipt of the notice, the Corporation shall have the option, but not the obligation, to purchase all of the offered shares at the price and upon the terms stated in the notice, except that the price shall not exceed an amount equal to the redemption price described in paragraph 7(b)(iv) and the terms shall not require payment of the redemption price in immediately available funds in less than thirty days after delivery of the Corporation's notice of exercise. The Corporation may exercise the option by giving written notice of exercise to the holder of the offered shares. If the Corporation does not purchase all offered shares, then the offered shares may be transferred to the proposed transferee on the terms specified in the notice for thirty days after the expiration of the Corporation's option. The transferee shall hold the shares subject to the provisions of this paragraph. No transfer of shares may be made after the above-described thirty day period or upon different terms than are described in the notice without the holder giving a new notice of intention to transfer and complying with the terms of this paragraph. Any transfer of shares by a holder in violation of this paragraph shall be null and void and of no effect.

               (vi) As long as any Preferred Shares - Series E are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series E: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series E and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series E to a number greater than 1,200; (3) authorize or create shares of stock of any class having preference or priority as to dividends or assets which are superior to any such preference or priority of the Preferred Shares -Series E, or authorize or create shares of any class or bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any preference or priority over Preferred Shares - Series E; or (4) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

          (c)  Preferred Shares - Series F.  The Corporation shall be authorized
               ---------------------------
to issue 1,250 Preferred Shares - Series F which shares shall have the following preferences, rights and limitations:

               (i) Such Series F Preferred Share shall have a stated value of $100 per share. The holders of the shares shall be entitled to receive in liquidations $100 plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which are exchanged for the Preferred Shares - Series F) and the Series F Preferred Shares shall have a liquidation preference over Common Shares, Class B Common Shares, Class D Common Shares, Preferred Shares - Series G, Preferred Shares - Series I and Preferred Shares - Series L, but shall be subject to the preference in liquidation of Preferred Shares - Series C and Preferred Shares - Series E.

               (ii) Holders of Preferred Shares - Series F shall be entitled to annual cumulative dividends of $14.00 per share (14% of $100) payable in equal monthly installments on or before the fifth day of each month.

               (iii) Holders of Preferred Shares - Series F shall be entitled to the same voting rights as holders of Common Shares.

               (iv) The Corporation may redeem all or a portion of the Preferred Shares -Series F at any time upon written notice with payment for such shares to be made in immediately available funds within thirty days of notice. The redemption price shall be the stated value plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which were exchanged for the Preferred Shares -Series F) .

               (v) Prior to transfer of any Preferred Shares - Series F, holders of such shares must first give written notice to the Corporation stating the name and address of the proposed transferee, the number of shares to be transferred, the price per share and the proposed terms of payment. During the thirty day period following the Corporation's receipt of the notice, the Corporation shall have the option, but not the obligation, to purchase all of the offered shares at the price and upon the terms stated in the notice, except that the price shall not exceed an amount equal to the redemption price described in paragraph 7(c)(iv) and the terms shall not require payment of the redemption price in immediately available funds in less than thirty days after delivery of the Corporation's notice of exercise. The Corporation may exercise the option by giving written notice of exercise to the holder of the offered shares. If the Corporation does not purchase all offered shares, then the offered shares may be transferred to the proposed transferee on the terms specified in the notice for thirty days after the expiration of the Corporation's option. The transferee shall hold the shares subject to the provisions of this paragraph. No transfer of shares may be made after the above-described thirty day period or upon different terms than are described in the notice without the holder giving a new notice of intention to transfer and complying with the terms of this paragraph. Any transfer of shares by a holder in violation of this paragraph shall be null and void and of no effect .

               (vi) As long as any Preferred Shares - Series F are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series F: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series F and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series F to a number greater than 1,250; (3) authorize or create shares of stock of any class having preference or priority as to dividends or assets which are superior to any such preference or priority of the Preferred Shares -Series F, or authorize or create shares of any class or bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any preference or priority over Preferred Shares - Series F; or (4) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

          (d)  Preferred Shares - Series G.  The Corporation shall be authorized
               ---------------------------
to issue 2,000 Preferred Shares - Series G which shares shall have the following preferences, rights and limitations:

               (i) Such Series G Preferred Share shall have a stated value of $100 per share. The holders of the shares shall be entitled to receive in liquidations $100 plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which are exchanged for the Preferred Shares - Series G) and the Series G Preferred Shares shall have a liquidation preference over Common Shares, Class B Common Shares, Class D Common Shares, Preferred Shares - Series I and Preferred Shares - Series L, but shall be subject to the preference in liquidation of Preferred Shares - Series C, Preferred Shares - Series E and Preferred Shares - Series F.

               (ii) Holders of Preferred Shares - Series G shall be entitled to annual cumulative dividends of $24.00 per share (24% of $100) payable in equal monthly installments on or before the fifth day of each month.

               (iii) Holders of Preferred Shares - Series G shall be entitled to the same voting rights as holders of Common Shares.

               (iv) The Corporation may redeem all or a portion of the Preferred Shares -Series G at any time upon written notice with payment for such shares to be made in immediately available funds within thirty days of notice. The redemption price shall be the stated value plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which were exchanged for the Preferred Shares -Series G).

               (v) Prior to transfer of any Preferred Shares - Series G, holders of such shares must first give written notice to the Corporation stating the name and address of the proposed transferee, the number of shares to be transferred, the price per share and the proposed terms of payment. During the thirty day period following the Corporation's receipt of the notice, the Corporation shall have the option, but not the obligation, to purchase all of the offered shares at the price and upon the terms stated in the notice, except that the price shall not exceed an amount equal to the redemption price described in paragraph 7(d)(iv) and the terms shall not require payment of the redemption price in immediately available funds in less than thirty days after delivery of the Corporation's notice of exercise. The Corporation may exercise the option by giving written notice of exercise to the holder of the offered shares. If the Corporation does not purchase all offered shares, then the offered shares may be transferred to the proposed transferee on the terms specified in the notice for thirty days after the expiration of the Corporation's option. The transferee shall hold the shares subject to the provisions of this paragraph. No transfer of shares may be made after the above-described thirty day period or upon different terms than are described in the notice without the holder giving a new notice of intention to transfer and complying with the terms of this paragraph. Any transfer of shares by a holder in violation of this paragraph shall be null and void and of no effect.

               (vi) As long as any Preferred Shares - Series G are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series G: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series G and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series G to a number greater than 2,000; (3) authorize or create shares of stock of any class having preference or priority as to dividends or assets which are superior to any such preference or priority of the Preferred Shares -Series G, or authorize or create shares of any class or bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any preference or priority over Preferred Shares - Series G; or (4) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

          (e)  Preferred Shares - Series I.  The Corporation shall be authorized
               ---------------------------
to issue 550 Preferred Shares - Series I which shares shall have the following preferences, rights and limitations:

               (i) Such Series I Preferred Share shall have a stated value of $100 per share. The holders of the shares shall be entitled to receive in liquidations $100 plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which are exchanged for the Preferred Shares - Series I) and the Series I Preferred Shares shall have a liquidation preference over Common Shares, Class B Common Shares, Class D Common Shares and Preferred Shares - Series L, but shall be subject to the preference in liquidation of Preferred Shares - Series C, Preferred Shares - Series E, Preferred Shares - Series F and Preferred Shares - Series G.

               (ii) Holders of Preferred Shares - Series I shall be entitled to annual cumulative dividends of $15.00 per share (15% of $100) payable in equal monthly installments on or before the fifth day of each month.

               (iii) Holders of Preferred Shares - Series I shall be entitled to the same voting rights as holders of Common Shares.

               (iv) The Corporation may redeem all or a portion of the Preferred Shares -Series I at any time upon written notice with payment for such shares to be made in immediately available funds within thirty days of notice. The redemption price shall be the stated value plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which were exchanged for the Preferred Shares -Series I).

               (v) Prior to transfer of any Preferred Shares - Series I, holders of such shares must first give written notice to the Corporation stating the name and address of the proposed transferee, the number of shares to be transferred, the price per share and the proposed terms of payment. During the thirty day period following the Corporation's receipt of the notice, the Corporation shall have the option, but not the obligation, to purchase all of the offered shares at the price and upon the terms stated in the notice, except that the price shall not exceed an amount equal to the redemption price described in paragraph 7(e)(iv) and the terms shall not require payment of the redemption price in immediately available funds in less than thirty days after delivery of the Corporation's notice of exercise. The Corporation may exercise the option by giving written notice of exercise to the holder of the offered shares. If the Corporation does not purchase all offered shares, then the offered shares may be transferred to the proposed transferee on the terms specified in the notice for thirty days after the expiration of the Corporation's option. The transferee shall hold the shares subject to the provisions of this paragraph. No transfer of shares may be made after the above-described thirty day period or upon different terms than are described in the notice without the holder giving a new notice of intention to transfer and complying with the terms of this paragraph. Any transfer of shares by a holder in violation of this paragraph shall be null and void and of no effect.

               (vi) As long as any Preferred Shares - Series I are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series I: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series I and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series I to a number greater than 550; (3) authorize or create shares of stock of any class having preference or priority as to dividends or assets which are superior to any such preference or priority of the Preferred Shares -Series I, or authorize or create shares of any class or bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any preference or priority over Preferred Shares - Series I; or (4) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

          (f)  Preferred Shares - Series L.  The Corporation shall be authorized
               ---------------------------
to issue 1,000 Preferred Shares - Series L which shares shall have the following preferences, rights and limitations:

               (i) Such Series L Preferred Share shall have a stated value of $1,000 per share. The holders of the shares shall be entitled to receive in liquidations $1,000 plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which are exchanged for the Preferred Shares - Series L) and the Series L Preferred Shares shall have a liquidation preference over Common Shares, Class B Common Shares and Class D Common Shares, but shall be subject to the preference in liquidation of Preferred Shares - Series C, Preferred Shares - Series E, Preferred Shares - Series F, Preferred Shares - Series G and Preferred Shares - Series I.

               (ii) Holders of Preferred Shares - Series L shall be entitled to annual cumulative dividends of $120.00 per share (12% of $100) payable in equal monthly installments on or before the fifth day of each month.

               (iii) Holders of Preferred Shares - Series L shall be entitled to the same voting rights as holders of Common Shares.

               (iv) The Corporation may redeem all or a portion of the Preferred Shares -Series L at any time upon written notice with payment for such shares to be made in immediately available funds within thirty days of notice. The redemption price shall be the stated value plus accumulated, but unpaid, dividends (including the amount of accumulated, but unpaid, dividends on the shares of stock of Ocean West Enterprises, Inc. which were exchanged for the Preferred Shares - Series L).

               (v) Prior to transfer of any Preferred Shares - Series L, holders of such shares must first give written notice to the Corporation stating the name and address of the proposed transferee, the number of shares to be transferred, the price per share and the proposed terms of payment. During the thirty day period following the Corporation's receipt of the notice, the Corporation shall have the option, but not the obligation, to purchase all of the offered shares at the price and upon the terms stated in the notice, except that the price shall not exceed an amount equal to the redemption price described in paragraph 7(f)(iv) and the terms shall not require payment of the redemption price in immediately available funds in less than thirty days after delivery of the Corporation's notice of exercise. The Corporation may exercise the option by giving written notice of exercise to the holder of the offered shares. If the Corporation does not purchase all offered shares, then the offered shares may be transferred to the proposed transferee on the terms specified in the notice for thirty days after the expiration of the Corporation's option. The transferee shall hold the shares subject to the provisions of this paragraph. No transfer of shares may be made after the above-described thirty day period or upon different terms than are described in the notice without the holder giving a new notice of intention to transfer and complying with the terms of this paragraph. Any transfer of shares by a holder in violation of this paragraph shall be null and void and of no effect.

               (vi) As long as any Preferred Shares - Series L are outstanding, the Corporation shall not take any of the following actions without the approval of the holders of two-thirds of the outstanding Preferred Shares - Series L: (1) amend the Corporation's Certificate of Incorporation if such amendment would alter or change the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any Preferred Shares - Series L and adversely affect such shares; (2) increase the number of authorized Preferred Shares - Series L to a number greater than 1,000; (3) authorize or create shares of stock of any class having preference or priority as to dividends or assets which are superior to any such preference or priority of the Preferred Shares -Series L, or authorize or create shares of any class or bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of the Corporation having any preference or priority over Preferred Shares - Series L; or (4) sell, lease, convey, exchange, transfer or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the assets of the Corporation.

     8.   Duration.  The period of duration of the Corporation shall be
          --------
perpetual.

     9.   Powers of Board of Directors.  The affairs of the Corporation shall be
          ----------------------------
managed and conducted by a board of directors. The board of directors shall have the authority, without first obtaining the approval of the stockholders of the Corporation, unless otherwise provided herein, upon such terms and conditions as the board deems appropriate: (a) to grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the Corporation of any class now or hereafter authorized, to any persons, including officers and directors of the Corporation; (b) to make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus; (c) to the extent permitted by applicable laws, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind; and liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity; and (d) to make, alter and repeal the bylaws of the Corporation.

     10.  Number of and Initial Board of Directors.  The number of directors
          ----------------------------------------
shall be fixed by, or in the manner provided in, the bylaws.

     11.  Election of Directors.  Elections of directors need not be by written
          ---------------------
ballot unless otherwise provided by the bylaws of the Corporation.

     12.  Stockholders' Meetings.  Meetings of stockholders may be held at the
          ----------------------
Corporation's principal offices, or as the bylaws may provide.

     13.  Books.  The books of the Corporation may be kept (subject to any
          -----
provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

     14.  Creditors.  Whenever a compromise or arrangement is proposed between
          ---------
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     15.  Director's Liability.  A director of the Corporation shall not be
          --------------------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that a director's liability shall not be limited: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law; (c) for acts or omissions that a director believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the director; (d) for unlawful payment of dividends or making of a distribution or unlawful repurchase or redemption of its own stock; (e) for any transaction from which the director derived an improper personal benefit; (f) for acts or omissions that show a reckless disregard for the director's duty to the Corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Corporation or its shareholders; or (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Corporation or its shareholders.

     16.  Indemnification.  The Corporation shall indemnify any and all of its
          ---------------
directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation to the fullest extent permissible under California or other law, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty or for which the exclusion of personal liability of directors for monetary damages under paragraph 15 is not available. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

     17.  Amendments.  The Corporation reserves the right to amend, alter,
          ----------
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     18.  Registered Office and Agent.  The address of the Corporation's
          ---------------------------
registered office in the State of Delaware is 222 Delaware Avenue, 9/th/ Floor, Wilmington, New Castle County, Delaware 19801 and the name of its registered agent is The Delaware Corporation Agency.

     19.  Incorporator.  The name and mailing address of the incorporator is:
          ------------
Ocean West Enterprises, Inc., 15991 Redhill Avenue, Suite 110, Tustin, California, 92780.

     The undersigned, being the incorporator of Ocean West Holding Corporation, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware hereby acknowledges the foregoing to be its act and deed and that the facts stated herein are true this _____ day of ____________, 2000.

                         Ocean West Enterprises, Inc.


                         By:
                               ------------------------------------------------

                         Title:

                               ------------------------------------------------

State of _____________________ )

County of ____________________ ) SS


     I, ________________________________ a notary of said state and county do certify that ______________________________, as _________________  of Ocean West

Enterprises, Inc., the incorporator, whose name is signed to the writing above bearing date the _____ day of _____________, 2000 has this day acknowledged the same before me. Given under my hand this ____ day of _____________, 2000.

     My commission expires: __________________________________________________.



                                    ___________________________________________
     [seal]                         Notary Public